UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Winmark Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2009

TO THE SHAREHOLDERS OF WINMARK CORPORATION

Notice is hereby given to the holders of the shares of Common Stock of Winmark Corporation that our Annual Meeting of Shareholders will be held at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota on Wednesday, April 29, 2009 at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

1.                                       To set the number of members of the Board of Directors at six.

2.                                       To elect six directors to serve for a term of one year.

3.                                       To approve an amendment to the Stock Option Plan for Nonemployee Directors (the “Plan”) to eliminate the Plan’s requirement that the Compensation Committee can only grant options annually, and permit the Compensation Committee the discretion to grant options other than on an annual basis.

4.                                       To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2009 fiscal year.

5.                                       To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 12, 2009 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting.  Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer
Dated March 16, 2009

Winmark Corporation

605 Highway 169 North, Suite 100

Minneapolis, Minnesota 55441

Annual Meeting of Shareholders

April 29, 2009

PROXY STATEMENT

GENERAL

The Annual Meeting of Shareholders of Winmark Corporation will be held on Wednesday, April 29, 2009, at 4:00 p.m., Central Daylight Time, at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The enclosed proxy is solicited by our Board of Directors.  Such solicitation is being made by mail and may also be made by directors, officers and regular employees of Winmark personally or by telephone.  Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Corporate Secretary, or by appearing in person at the meeting.  Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.  If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Winmark.  Winmark may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.  This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 26, 2009.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2009

Under new rules promulgated by the Securities and Exchange Commission, Winmark is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at  www.winmarkcorporation.com by following the tab under “Investor Relations” and the link for “Proxy Materials”:

•                  Notice of 2009 Annual Meeting of Shareholders to be held on Wednesday, April 29, 2009;

•                  Proxy Statement for 2009 Annual Meeting of Members to be held on Wednesday, April 29, 2009; and

•                  Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting.  Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed March 12, 2009, as the record date for determining shareholders entitled to vote at the Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on March 12, 2009, 5,381,669 shares of our Common Stock were issued and outstanding.    Common Stock is the only outstanding class of capital stock entitled to vote at the meeting.  Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.  Holders of Common Stock are not entitled to cumulative voting rights.

Under applicable Minnesota law, approval of each of the proposals to be voted on at the meeting except the election of the nominees requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.  The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

At the meeting, the Board of Directors is to be elected to hold office until the 2010 Annual Meeting or until successors are elected and have qualified.  Our Bylaws provide that the number of directors on our Board shall be fixed by the shareholders, subject to increase by the Board of Directors in an interim period between shareholder votes.  The Nominating Committee recommended to the Board of Directors that the shareholders set the number of directors at six.  The Nominating Committee also recommended to the Board of Directors that the shareholders elect the nominees named below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

Name and Age	Principal Occupation and Business Experience for Past Five Years
John L. Morgan Age: 67

Mr. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000. He was an independent investor/business consultant from April 1999 to February 2000. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999. In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Jenele C. Grassle Age: 49

Ms. Grassle was elected a director of Winmark in January 2001. She has served as Vice President, Merchandising for Carlson Marketing Worldwide, a division of Carlson Companies, since May 2008. Ms. Grassle served as the Vice President/General Merchandise Manager at Value Vision Media, Inc. from July 2007 to April 2008, as Vice President, Jewelry from July 2006 to July 2007 and as Divisional Merchandise Manager, Ready-to-Wear, Accessories and Cosmetics from March 2005 to July 2006. From July 2000 to June 2004, Ms. Grassle served as the Vice President/General Merchandise Manager of Merchandising at Wilsons Leather, a leading specialty retailer of men’s and women’s leather apparel and accessories.

Kirk A. MacKenzie Age: 70

Mr. MacKenzie was elected Vice Chairman and a director of Winmark in May 2000. In addition, he is currently a private investor and serves as a member of Rush River Group, LLC. From January 1982 to March 1999, Mr. MacKenzie was Executive Vice President of Winthrop Resources Corporation, a business equipment leasing company.

Dean B. Phillips Age: 40

Mr. Phillips was elected a director of Winmark in 2007. He currently serves as President and Chief Executive Officer of Phillips Distilling Company, a position he has held since 2000. From 1993 to 2000, Mr. Phillips held a variety of sales and marketing positions in both the US and Canada at Phillips Distilling Company and Millennium Import, LLC — the marketer of Belvedere and Chopin luxury vodkas. Mr. Phillips is Vice-Chairman of the Board of Directors of Allina Health System, serving as Chair of its Investment and Philanthropy Committees, a member of the Advisory Board of the Center for the Study of Politics and Governance at the University of Minnesota’s Humphrey Institute and a Trustee of The Jay & Rose Phillips Family Foundation.

Paul C. Reyelts Age: 62

Mr. Reyelts was elected a director of Winmark in May 2000. He served as the Executive Vice President of Finance and Chief Financial Officer of The Valspar Corporation, a global leader in the coatings industry, from April 1982 until February 2008. He remains an Executive Vice President of The Valspar Corporation. In addition, Mr. Reyelts serves on the Board of Trustees of Minnesota Public Radio.

Mark L. Wilson Age: 60

Mr. Wilson was elected a director of Winmark in May 2000. He currently serves as Of Counsel at the law firm of Henson & Efron, P.A. In 2006, Mr. Wilson served as President of Kettle River Company, LLC, a business consulting firm. From 1999 to 2006, he served as President of Weisman Enterprises, Inc. and its affiliates, a vending and small transaction management company. In addition, Mr. Wilson currently serves on the Board of Directors of the Minnesota Community Foundation, The St. Paul Foundation and Intergenerational Living and Health Care, Inc.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR proposal #1 to set the number of members of the Board of Directors at six.  The Board of Directors recommends that the shareholders vote FOR each of the six nominees set forth in proposal #2 to serve for a one year term.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

                We have adopted the Winmark Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), that applies to our directors, officers and employees.  The Code of Conduct is publicly available on our web site at www.winmarkcorporation.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver on our web site or in a report on Form 8-K.

Majority of Independent Directors; Committees of Independent Directors

                The Board of Directors has determined that Ms. Grassle and Messrs. Phillips, Reyelts, and Wilson, constituting a majority of the Board of Directors, are independent directors in accordance with rules of the Nasdaq since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Messrs. Morgan and MacKenzie are precluded from being considered independent by Nasdaq rules since they either currently serve as executive officers of Winmark and/or have had a relationship with Winmark that preclude them from being deemed independent under Nasdaq rules.

                Each member of the Audit Committee, Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with Nasdaq rules.

Standing Committees

                The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

                The Audit Committee provides oversight by reviewing financial reports and other financial information of Winmark, reviewing our systems of internal control regarding finance, accounting, legal compliance and ethics, and reviewing our auditing, accounting and financial reporting process. The Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system.  The Audit Committee coordinates, reviews and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management and Board of Directors regarding the matters related to the Committee’s responsibilities and duties.   The Board has determined that Paul C. Reyelts, an independent director, is the Audit Committee financial expert.  The current Audit Committee members are Paul C. Reyelts (Chairman), Dean B. Phillips, and Mark L. Wilson.  The Audit Committee held four (4) meetings during fiscal 2008.

Compensation Committee

                The Compensation Committee’s purpose is to assist the Board of Directors in the discharge of its responsibilities relating to (a) fair, reasonable, and competitive compensation practices for our executive officers and other key employees which are consistent with the our objectives; (b) oversight of broad-based employee compensation policies and programs; and (c) fair, reasonable and competitive compensation and benefit programs for our nonemployee directors.  The Compensation Committee, which consists of Mark L. Wilson, Jenele C. Grassle, Dean B. Phillips and Paul C. Reyelts, held one (1) meeting during fiscal 2008.  Mark L. Wilson has been appointed the Chairman of the Compensation Committee.

     The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•                  Review and approve annually appropriate incentive compensation goals and objectives for the CEO and other executive officers.

•                  Consider and approve the base salary, incentive and equity-based compensation awards and other compensation actions for the CEO based upon an evaluation of the CEO’s performance, effectiveness and other relevant considerations.

•                  Review and approve base salaries, incentive and equity-based compensation awards and other compensation actions for all other executive officers, based upon an evaluation of such officer’s performance, effectiveness, the recommendations of the CEO and other relevant considerations.

                Compensation decisions for our executive officers and nonemployee members of the Board of Directors are made by the Compensation Committee.  The Compensation Committee also makes decisions regarding the equity compensation of any other Winmark employees.  The Compensation Committee has not elected to utilize the services of a compensation consultant in determining executive compensation, though they have the discretion to utilize the services of a consultant as outlined in the Compensation Committee’s Charter.  To the extent the Committee determines to expend in excess of $5,000 during any fiscal year on consultants, it must seek pre-approval from the Board of such excess expenditures.

                Our Chief Executive Officer, with the input of other officers at his discretion, provides the Compensation Committee with recommendations for the compensation of all executive officers and nonemployee directors.

Nominating Committee

                The purpose of the Nominating Committee is to advise the Board of Directors and provide oversight on matters related to (a) the selection and nomination of Board Members; and (b) the appointment of Board Committee Members.  The Nominating Committee, which consists of Jenele C. Grassle, Dean B. Phillips, Paul C. Reyelts, and Mark L. Wilson, held one (1) meeting during fiscal 2008.  Jenele C. Grassle has been appointed Chairperson of the Nominating Committee.

Winmark does not have a formal policy with regard to the consideration of director candidates recommended by shareholders since it is our practice to consider director recommendations from any source. The Board is comprised of a majority of independent directors, which ensures consideration of director candidates from any source based on the criteria set forth below.  Each Nominating Committee member is independent.  The Board will consider director candidates recommended by shareholders according to the following membership criteria.

Board Membership Criteria

In selecting the new directors, the Committee shall consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to composition of the Board, principles of diversity and such other factors as the Committee shall deem important.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Shareholder Nomination of Directors

A shareholder who wishes to recommend one or more directors must provide a written recommendation to our Corporate Secretary at the address below.  Notice of a recommendation must include:

with respect to the shareholder:

•                  name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

•      name, age, business address, residence address,

•      current principal occupation,

•                  five year employment history with employer names and a description of the employer’s business,

•      the number of shares beneficially owned by the nominee,

•                  whether such nominee can read and understand basic financial statements, and

•                  Board membership, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  We may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Charter Availability

                The Audit Committee, Compensation Committee, and Nominating Committee charters are available on our website at www.winmarkcorporation.com under the “Investor Relations” heading.

Meeting Attendance

                During fiscal 2008, the Board of Directors held four (4) meetings.  All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

                We have not adopted a formal policy with regard to board members’ attendance at annual meetings of shareholders, however, all directors are encouraged to attend such meetings.  All of the directors attended the Annual Meeting last year.

Shareholder Communications

                Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Corporate Secretary

Winmark Corporation

Attention:  Board of Directors

605 Highway 169 N, Suite 400

Minneapolis, Minnesota 55441

EXECUTIVE OFFICERS

                The executive officers of Winmark are as follows:

NAME	AGE	POSITION

John L. Morgan	67	Director, Chairman and Chief Executive Officer
Brett D. Heffes	41	President, Finance and Administration and Treasurer
Steven A. Murphy	43	President, Franchising
Steven C. Zola	47	President, Winmark Capital Corporation
Leah A. Goff	47	Vice President, Human Resources
Merry Beth Hovey	45	Vice President, Marketing
Anthony D. Ishaug	37	Chief Financial Officer

John L. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000.  He was an independent investor/business consultant from April 1999 to February 2000.  He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999.  In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Brett D. Heffes has served as President of Finance and Administration of Winmark since December 2007, and as Treasurer of Winmark since November 2002.   From November 2002 to September 2008, Mr. Heffes served as Chief Financial Officer for Winmark.

Steven A. Murphy has served as the President of Franchising since October 2006.  Mr. Murphy also served as Vice President of Franchise Management of Winmark from December 2003 to October 2006, remaining primarily responsible for the Play It Again Sports® and Music Go Round® brands from December 2003 until March 2006.

Steven C. Zola has served as the President of Winmark Capital Corporation since December 2005. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005.  From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure.

Leah A. Goff has served as Vice President of Human Resources for Winmark since September 2005.  From April 1997 to March 2000 and October 2000 to September 2005, Ms. Goff served as Human Resources Manager for Winmark.

Merry Beth Hovey has served as Vice President of Marketing for Winmark since July 2007.  From April 2006 until July 2007, Ms. Hovey served as Director of Marketing for Winmark.  Prior to joining Winmark, Ms. Hovey was Vice President of Marketing for 2nd Swing Golf from October 2004 to December 2005.  Ms. Hovey also held the position of Director of Marketing for Minnesota Public Radio from October 2001 through January 2004.

Anthony D. Ishaug has served as Chief Financial Officer for Winmark since September 2008.  Prior to joining Winmark, Mr. Ishaug was employed as Chief Operating Officer and Chief Financial Officer of Department 56, Inc., (a division of Lenox Group, Inc.), a giftware and collectible company, from January 2008 until September 2008.  From April 2005 to January 2008, Mr. Ishaug served as Controller and Treasurer of Lenox Group, Inc. and from July 2000 to April 2005 as Director, Treasury and Corporate Development at Lenox Group, Inc.

                The term of office of each executive officer continues until terminated by Winmark.

                There are no arrangements or understandings among any of the executive officers of Winmark and any other person (not an officer or director of Winmark) pursuant to which any of the executive officers were selected as an officer of Winmark.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended December 27, 2008.  Winmark’s compensation structure for NEOs emphasizes the collective accountability to our shareholders, employees, and to one another by examining the performance of the NEOs as a group.  The overall success of our business was examined to determine NEO salary, bonus, and incentive compensation, including a variety of financial and nonfinancial factors such as the overall performance of the company against long-term financial and strategic objectives, cash flow, human resources management, earnings per share, and the effectiveness of the NEOs as a group.  Although our philosophy is to compensate NEOs as a group, we believe it is important to retain the flexibility and discretion to modify all elements of compensation awarded to individuals based upon their general business and company experience, leadership, potential future contribution, and the performance of the businesses for which they are responsible.  There are 3 primary components to NEOs compensation: (1) base pay, (2) annual incentive bonus, and (3) equity based compensation.

Base pay provides the NEOs with regular compensation for services performed during the fiscal year, and is used to establish a pay range for the annual incentive bonus.  The NEOs’ base pay is determined in part by examining awards from past years, both for NEOs as a group and for each individual NEO.  The annual bonus for each NEO, awarded at the discretion of the Compensation Committee, may range in amount from 0% to 100% of that NEO’s salary.  The annual incentive bonus is designed to motivate and reward the NEOs as a group for furthering the achievement of the Company’s short and long-term objectives during the fiscal year.  The third primary component of compensation is long-term incentive compensation in the form of stock options.  Options were granted to the NEOs by the Compensation Committee under our current employee stock option plan, with a four year vesting period beginning on the first anniversary of the grant date and a ten year term, both contingent upon the continued employment of the NEO.  Although previous awards are considered, the amount of options a NEO receives depends primarily upon the NEOs performance as a group, the total number of option shares recommended for issuance, and the total number of people included in the annual stock option grants.

We entered into an employment agreement with John L. Morgan, CEO, in March 2000, which has been subsequently amended three times.  The most recent amendment clarified that Mr. Morgan’s base salary will be set annually by the Compensation Committee or a similar body of independent directors in its discretion.  Pursuant to the agreement, Mr. Morgan may also receive a bonus determined by the Compensation Committee in its discretion.  The agreement is terminable for any reason by either party upon 30 days written notice.  In connection with this agreement, Mr. Morgan was granted an option to purchase 600,000 shares of Common Stock at an exercise price of $5.00 per share in March of 2000.  The option has fully vested and has been exercised.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John L. Morgan Chief Executive Officer and	2008	236,000	125,000		7,961	368,961
Chairman of the Board of Directors	2007	230,000	125,000	—	7,811	362,811

Brett D. Heffes President, Finance and Administration	2008	236,000	175,000	197,052	8,130	616,182
and Treasurer (1)	2007	230,000	125,000	193,092	7,980	556,072

Steven A. Murphy	2008	227,000	175,000	154,578	8,130	564,708
President, Franchising	2007	200,000	125,000	137,584	7,980	470,564

Steven C. Zola President, Winmark	2008	236,000	175,000	151,908	8,130	571,038
Capital Corporation	2007	230,000	125,000	108,845	7,980	471,825

Anthony D. Ishaug Chief Financial Officer (2)	2008	42,513	—	2,467	120	45,100

(1)          Mr. Heffes was named President, Finance and Administration in December 2007.  He served as Chief Financial Officer until September 2008.

(2)          Mr. Ishaug accepted the position of Chief Financial Officer in September 2008.

(3)          The amounts included under the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes (using FAS 123R) in fiscal 2008 and 2007 for awards granted under the 2001 Stock Option Plan, and thus includes amounts from options granted during and prior to fiscal years represented.  A discussion of the assumptions made in the valuation of our stock options and the forfeitures is located in footnote 2 “Significant Accounting Policies” in the “Accounting for Stock-Based Compensation” section of the Annual Report on Form 10-K, and is incorporated herein by reference.

(4)          All Other Compensation paid by Winmark is comprised of 401(k) matching contributions, an optional annual contribution to each employee’s retirement account, and life insurance premium payments.  NEOs receive the same 401(k) matching benefits and the same optional annual contribution to employee retirement accounts as all active and eligible employees.  The maximum life insurance payout for executive officers ($250,000), including NEOs, is higher than the maximum payout for salaried exempt ($150,000) and non-exempt office employees ($75,000).

Outstanding Equity Awards at Fiscal Year-End 2008

      Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying| Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

John L. Morgan	—	—	—	—

Brett D. Heffes	18,800	0	9.91	11/04/12
	15,000	0	10.00	12/18/12
	15,000	0	18.25	12/16/13
	15,000	0	26.05	12/09/14
	15,000	5,000	20.46	12/13/15
	9,750	9,750	20.32	12/14/16
	5,625	16,875	20.96	12/13/17
	0	11,250	16.52	08/13/18
	0	16,000	12.75	12/11/18

Steven A. Murphy	15,000	0	10.52	12/19/11
	10,000	0	10.00	12/18/12
	10,000	0	18.25	12/16/13
	10,000	0	26.05	12/09/14
	7,500	2,500	20.46	12/13/15
	9,750	9,750	20.32	12/14/16
	5,625	16,875	20.96	12/13/17
	0	11,250	16.52	08/13/18
	0	16,000	12.75	12/11/18

Steven C. Zola	600	400	25.99	01/13/15	(2)
	15,000	5,000	20.46	12/13/15
	9,750	9,750	20.32	12/14/16
	5,625	16,875	20.96	12/13/17
	0	11,250	16.52	08/13/18
	0	16,000	12.75	12/11/18

Anthony D. Ishaug	0	5,000	18.40	09/04/18
	0	1,250	12.75	12/11/18

(1)          All of the above-listed option awards were granted pursuant to the 2001 Stock Option Plan.  Unless otherwise indicated, the option awards vest 25% per year for four years, beginning on the first anniversary of the option grant.  Each option award was granted on the date 10 years prior to the expiration date, and expires on the indicated date, or earlier in the case of an employee’s termination, disability or death.

(2)          Vests 20% per year for five years, beginning on the first anniversary date of the option grant.  Expires on the tenth anniversary date of the grant, or earlier in the case of the recipient’s death or disability.

Potential Payments Upon Termination of Employment or Change-in-Control

All of our NEOs are at-will employees operating without employment contracts, with the exception of John Morgan, our Chief Executive Officer.  Although we have in the past, and at our discretion may in the future, negotiate severance agreements with our NEOs, we are under no obligation to do so.  We have not entered into contracts or agreements with the NEOs, individually or as a group, guaranteeing lump sum payments to them upon a change of control of Winmark.  However, our 2001 Stock Option Plan (“2001 Plan”), which provides option awards to our NEOs, provides that optionees are eligible for certain benefits when a “Transaction” occurs, as defined therein.  A “Transaction” includes the sale of substantially all of our assets, a merger, a consolidation, an exchange, a reorganization, reclassification, liquidation, or an extraordinary dividend.  Generally speaking, all of the outstanding and unvested stock options granted under the 2001 Plan become immediately exercisable upon the occurrence of a Transaction unless the Board selects to either: (a) terminate the 2001 Plan and cancel outstanding options not exercised prior to reasonable exercise period; (b) pay optionees, either in cash or shares of the surviving corporation’s stock, the difference between the Fair Market Value of the stock price and the stock option exercise price; or (c) continue the 2001 Plan and allow optionees the right to exercise their respective options for an equivalent number of shares of stock of the succeeding corporation.

                As of December 27, 2008, the NEOs had the following outstanding and unvested options to purchase shares of our Common Stock that could accelerate upon a change in control:

Name	Unexercisable Option Shares (#)	Option Exercise Price ($)	Stock Price 12/27/08	Value Realized Upon Acceleration ($)(1)

John L. Morgan	—	—	—	—

Brett D. Heffes	5,000	20.46	11.50	—
	9,750	20.32		—
	16,875	20.96		—
	11,250	16.52		—
	16,000	12.75		—

Steven A. Murphy	2,500	20.46	11.50	—
	9,750	20.32		—
	16,875	20.96		—
	11,250	16.52		—
	16,000	12.75		—

Steven C. Zola	400	25.99	11.50	—
	5,000	20.46		—
	9,750	20.32		—
	16,875	20.96		—
	11,250	16.52		—
	16,000	12.75		—

Anthony D. Ishaug	5,000	18.40	11.50	—
	1,250	12.75		—

(1).       Assuming that a change in control occurred at a stock price of $11.50 per share (the closing price of the Company’s stock as of December 27, 2008).

2008 Director Compensation

Cash Compensation Paid to Board Members

For the fiscal year ended December 27, 2008, nonemployee members of the Board of Directors were entitled to receive an annual cash retainer of $15,000 and an attendance fee of $1,000 for each Board or Committee meeting.  The Lead Director received an additional annual retainer of $5,000 and the Vice-Chair received an additional annual retainer of $2,500.

Stock Option Award

Pursuant to the terms of our Stock Option Plan for Nonemployee Directors, nonemployee directors are automatically granted an option to purchase 25,000 common shares upon the initial election as a director. In addition to an initial award under the Nonemployee Director Stock Option Plan, each nonemployee director is eligible to receive an annual stock option grant as determined by the Compensation Committee.  In December 2008, each current nonemployee director received a stock option grant of 2,000 shares pursuant to the Nonemployee Director Stock Option Plan.  These options vest 25% per year for four years, beginning one year from the date of the grant, and expire at the end of 10 years.  Proposal #3 in this Proxy, if approved, will allow for stock option grants to nonemployee directors on a more frequent than annual basis.  All of the outstanding and unvested stock options granted under the Nonemployee Director Stock Option Plan become immediately exercisable upon the occurrence of a change in control of the Company.

The following table sets out the fiscal 2008 compensation for each of our current nonemployee directors.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (3)(4)	Total ($)
William D. Dunlap(2)	14,250	16,824	31,074
Jenele C. Grassle	21,000	16,979	37,979
Kirk A. MacKenzie	21,500	16,979	38,479
Dean B. Phillips	25,000	31,419	56,419
Paul C. Reyelts	30,000	16,979	46,979
Mark L. Wilson	22,000	16,979	38,979

(1)  John L. Morgan, our Chief Executive Officer, also serves as the Chairman of the Board of Directors.  Mr. Morgan did not receive any compensation for his services as a director.  His compensation is outlined in the Summary Compensation Table on page 12.

(2)  William D. Dunlap resigned as a member of the Winmark Corporation Board of Directors effective September 29, 2008.

(3)  Reflects the dollar amount recognized for financial statement report purposes for the fiscal year ended December 27, 2008 in accordance with FAS 123R, and thus include amounts from awards granted in and prior to 2008.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 2 “Significant Accounting Policies” in the “Accounting for Stock-Based Compensation” section of the Annual Report on Form 10-K, and is incorporated herein by reference.  Due to the resignation of Mr. Dunlap, 10,000 stock options were forfeited.

(4)  As of December 27, 2008, each director, except for Dean B. Phillips and William D. Dunlap, has an aggregate of 12,000 options to purchase shares of common stock pursuant to the Nonemployee Director Stock Option Plan outstanding, of which 5,600 are currently exercisable.  In 2007 and 2008, respectively, Mr. Phillips received options to purchase 27,000 and 2,000 shares of common stock, 5,400 of which are currently exercisable.  Due to the resignation of Mr. Dunlap, all of his options have been forfeited.

Transactions with Related Persons, Promoters and Certain Control Persons

2009 Fiscal Year-To-Date (as of March 12, 2009)

On February 27, 2009, Sheila Morgan, spouse of John L. Morgan, Chief Executive Officer and Chairman of Winmark, subscribed for and purchased $300,000 of three month maturity unsecured subordinated notes on a monthly interest payment schedule at the rates described on the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on March 31, 2008 offered by Winmark Corporation pursuant to a prospectus and related documents declared effective on March 27, 2008.  In connection with her investment Mrs. Morgan agreed that her notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On March 2, 2009, John L. Morgan subscribed for and purchased $1,600,000 of unsecured subordinated notes of various maturities ($200,000 of six month maturity, $200,000 of one year maturity, $200,000 of two year maturity, $130,000 of three year maturity, $180,000 of four year maturity, $190,000 of five year maturity and $500,000 of ten year maturity) all on a monthly interest payment schedule at the rates described on the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on March 31, 2008 offered by Winmark Corporation pursuant to a prospectus and related documents declared effective on March 27, 2008.  In connection with his investment Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

2008 Fiscal Year

There were no related party transactions in fiscal 2008.

2007 Fiscal Year

On February 12, 2007, in connection with Winmark’s existing stock repurchase plan, Winmark agreed to repurchase 50,000 shares of common stock from K. Jeffrey Dahlberg, a greater than 5% shareholder, for aggregate consideration of $900,000, or $18.00 per share.

On February 27, 2007, John L. Morgan subscribed for and purchased $500,000 of two year maturity unsecured subordinated notes on a monthly interest payment schedule as described in the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on June 16, 2006 offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006.  In connection with his investment, Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On April 5, 2007, John L. Morgan subscribed for and purchased $400,000 of four year maturity unsecured subordinated notes on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on April 3, 2007 offered by Winmark pursuant to a prospectus and related documents declared effective on March 30, 2007.  In connection with his investment, Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On May 15, 2007, in connection with Winmark’s existing stock repurchase plan, Winmark repurchased 50,000 shares of common stock from K. Jeffrey Dahlberg for aggregate consideration of $850,000, or $17.00 per share.

On June 28, 2007, John L. Morgan subscribed for and purchased $1,000,000 of three year maturity unsecured subordinated notes on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on April 3, 2007 offered by Winmark pursuant to a prospectus and related documents declared effective on March 30, 2007.  In connection with his investment, Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On September 18, 2007, in connection with the Company’s existing stock repurchase plan, the Company agreed to purchase 41,138 shares of common stock from Mark T. Hooley, a former executive officer and son-in-law of John L. Morgan, for aggregate consideration of $771,700 or $18.76 per share.

On October 4, 2007, John L. Morgan subscribed for and purchased $800,000 of unsecured subordinated notes of various maturities ($200,000 of six month maturity, $200,000 of one year maturity, $200,000 of two year maturity and $200,000 of three year maturity) all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on August 23, 2007 offered by Winmark pursuant to a prospectus and related documents declared effective on March 30, 2007. In connection with his investment, Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On November 6, 2007, Sheila Morgan subscribed for and purchased $2,000,000 of unsecured subordinated notes of various maturities ($500,000 of one year maturity, $500,000 of two year maturity, and $1,000,000 of three year maturity) all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424(b)(2) with the Securities and Exchange Commission on October 12, 2007 offered by Winmark pursuant to a prospectus and related documents declared effective on March 30, 2007.  In connection with her investment, Mrs. Morgan agreed that her notes would be voted consistent with the majority of the remaining noteholders in an event of default.

2006 Fiscal Year

Our wholly owned subsidiary, Wirth Business Credit, Inc. (“Wirth”) has hired Orion First Financial, LLC (“Orion”) to perform certain back-office tasks in relation to its small-ticket financing business, including invoicing, collecting, default management and other administrative duties.  Wirth and Orion also entered into a joint venture in 2006 to jointly fund higher-risk transactions that has not yet been active.  In 2005, John L. Morgan, our Chairman and Chief Executive Officer, lent $400,000 to Orion First Financial, LLC.  During fiscal 2006, the entire amount of principal remained outstanding, and approximately $58,000 was paid in interest.  In 2007, Orion repaid $200,000 of the principal owed on the outstanding notes and paid approximately $30,000 in interest.  In 2008, Orion repaid the remaining $200,000 of principal and paid approximately $1,000 in interest.  Pursuant to the terms of the notes, the interest rates for the indebtedness range from 13.5 to 15%.

On May 16, 2006, we repurchased 420,000 shares of Common Stock from Rush River Group, LLC (“Rush River”) for aggregate consideration of $9.891 million, or $23.55 per share, pursuant to a stock purchase agreement. The purchase price was based upon a 5% discount to the 30-day average closing price of our Common Stock as reported on Nasdaq, set on May 11, 2006. The 420,000 shares represent 100% of the shares of Winmark Common Stock held by Rush River, an entity owned and controlled by John L. Morgan, our Vice Chairman Kirk A. MacKenzie, and Jack A. Norqual.  Messrs Morgan, MacKenzie and Norqual each own one-third of the membership interest in Rush River.

On June 6, 2006, we repurchased 44,000 shares of Common Stock from K. Jeffrey Dahlberg for aggregate consideration of $1.0362 million, or $23.55 per share.  At the time of the transaction, Mr. Dahlberg beneficially owned greater than 10% of the outstanding shares of Winmark.

On June 29, 2006, John L. Morgan subscribed for and purchased approximately $1.5 million in unsecured subordinated notes of various maturities ($250,000 of two year maturity, $500,000 of three year maturity, $500,000 of four year maturity, and $250,000 of five year maturity notes, all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed with the Securities and Exchange Commission on June 16, 2006 pursuant to rule 424(b)(2) under the Securities Act of 1933) offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006. On the same day, Sheila Morgan purchased $220,000 in unsecured subordinated notes ($100,000 of three year maturity, $100,000 of four year maturity and $20,000 of five year maturity).  In connection with their investment, Mr. and Mrs. Morgan agreed that their notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On July 14, 2006, Rush River subscribed for and purchased approximately $10 million in unsecured subordinated notes of various maturities ($2 million of six month maturity, $1 million of one year maturity, $1 million of two year maturity, $2 million of three year maturity and $4 million of five year maturity notes, all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed with the Securities and Exchange Commission on June 16, 2006 pursuant to rule 424(b)(2) under the Securities Act of 1933 offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006. In addition, Kirk A. MacKenzie subscribed for and purchased $500,000 of three year maturity, unsecured, subordinated notes, on a monthly interest payment schedule at the rates described in the Interest Rate Supplement offered by Winmark pursuant to the Prospectus.  In connection with their investment, Rush River and Mr. MacKenzie agreed that their notes would be voted consistent with the majority of the remaining noteholders in an event of default.

In 2006, Winmark paid approximately $285,000 to Lindquist & Vennum, PLLP, a law firm in which John L. Morgan’s son-in-law is a partner.  Mr. Morgan’s son-in-law is no longer with the firm.

AMENDMENT TO STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

(Proposal #3)

General

On February 26, 2009, the Board amended our Stock Option Plan for Nonemployee Directors (the “Plan”) to provide the Compensation Committee with the discretion to award stock option grants to the nonemployee directors on a more frequent than annual basis.  Currently, the Plan restricts the Compensation Committee to make grants to independent directors only on an annual basis.  The amendment to the Plan would permit the Compensation Committee to act at more frequent intervals than once per year.  The Compensation Committee seeks the flexibility to respond to changing circumstances throughout the year.  This amendment does not require that the Compensation Committee make more than annual grants of options. Rather, the amendment only permits the Compensation Committee discretion to act on a basis other than annually.  The Compensation Committee currently has this discretion with respect to grants to employees under the Company’s 2001 Stock Option Plan.  The Plan amendment, if approved by shareholders, would give the Compensation Committee similar discretion over grants to non-employee directors.

As of March 12, 2009, there were outstanding options to purchase an aggregate of 78,000 shares of Common Stock granted under the Plan, with exercise prices ranging from $12.75 to $26.05 per share.  The Board of Directors believes granting fairly priced stock options to directors is an effective means to promote the future growth and development of Winmark.  The Board of Directors also believes the Plan will attract, reward and retain highly qualified nonemployee directors.

A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to our Corporate Secretary.

Description of the Plan

Purpose.  The purpose of the Plan is to attract, reward and retain highly qualified nonemployee directors and to increase their proprietary interest in our success.

Shares Available.  The Plan provides for the issuance of up to 300,000 shares of our Common Stock, subject to adjustment of such number in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting our Common Stock.

Eligibility.  The Plan provides that each director who is not also an employee of Winmark will receive an option to purchase 25,000 common shares at the beginning of that director’s first term on the Board.  Each current nonemployee director has received his or her initial grant to purchase 25,000 shares.  The Plan also currently allows us to issue annual option grants to nonemployee directors of Winmark and its affiliates.  If approved by our shareholders, the proposed amendment to the Plan will allow us to issue option grants to these recipients on a more frequent than annual basis.  The exercise price of all options under the Plan is equal to the fair market value on the date of grant.

Options.  Each option granted under the Plan vests in four equal annual increments beginning one year after the date of grant.  Except upon a “change of control” or the approval by the Board of an agreement that would result in a “change of control” as defined in the Plan, any unvested portion of an option is forfeited upon the holder’s termination as a nonemployee director.  In the event of a change in control, all options under the Plan become fully exercisable.  The exercise price of each option is the Fair Market Value of the underlying Common Stock on the day the option is granted.  Vested options remain exercisable for a term ending on the earlier of the date that is nine years from the date of vesting for the first increment (the tenth anniversary of the grant date) or that is 30 days following the last day the holder served as a nonemployee director.  In the event that a nonemployee director ceases to be a director due to the director’s death, the director’s legal representative has the right to exercise any options, to the extent exercisable on the date of termination and in no event later than the expiration of the stated terms, for a period of up to one year from the date of such death.  In the event that a nonemployee director ceases to be a director due to the director’s disability, the director may exercise the portion of the option as was exercisable at the date of termination until the expiration of the stated term of such option.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, or other change in corporate structure affecting the share, such substitution or adjustment will be made as may be determined to be appropriate by the Board to prevent dilution or enlargement of the option rights under the Plan.

Administration.  Options under the Plan may be exercised, by delivering to the company at its offices, written notice of the election to exercise and the number of shares subject to such exercise, together with payment in full of the exercise price.  Payment of the exercise price shall be made by cash of certified bank check or delivery of Winmark shares owned by the holder with a fair market value equal to the exercise price.  Unless otherwise determined by the Compensation Committee of the Board of Directors, tax-withholding obligations may be settled with common shares owned by the option holder.

Amendment.  The Board of Directors may at any time suspend or terminate the Plan or any part thereof, and the Board of Directors or Compensation Committee may amend the Plan from time to time; provided, however, that no action of the Board of Directors or any committee may (i) impair the rights of a nonemployee director with respect to Options theretofore awarded, without such person’s consent, or (ii) without the approval of the shareholders if such approval is necessary to comply with any legal, tax or regulatory requirement.

Federal Income Tax Consequences.  The options granted under the Plan are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.  At the time an option is granted, no income will be realized by the optionee, and no deduction will be allowable to Winmark.  Upon the exercise of the option, the excess of the fair market value of the shares acquired on the date of exercise over the exercise priced paid will be ordinary income to the optionee and deductible by Winmark, to the extent such amount satisfies the general rules concerning deductibility of compensation.

Plan Benefits.  The benefits to our Nonemployee directors as a result of this amendment relate to extension of the term as well as the shortening of the vesting schedule for future options granted.  Future grants of options are subject to the discretion of the Compensation Committee and therefore any benefits that result from these changes cannot be determined at this time.  No executive officer or employee is eligible to receive an option under this Plan.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR proposal #3 to approve the amendment to the Stock Option Plan for Nonemployee Directors to provide the Compensation Committee with the discretion to award stock option grants to the outside members of the Board on a more frequent than annual basis.  Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of December 27, 2008:

	Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	548,800	$18.22	235,000

Equity compensation plans not approved by security holders	0	—	—
TOTAL	548,800	$18.22	235,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by us to own more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer in the Summary Compensation Table, (iii) each director, (iv) each director nominee and (v) all directors and executive officers as a group.  All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted.  The number of shares listed is as of March 12, 2009, unless otherwise noted.

Name (and Address of 5% Holders) or Identity of Group	Number of Shares Beneficially Owned	Percent of Outstanding Shares

John L. Morgan 605 Highway 169 N, Suite 400 Minneapolis, MN 55441	1,498,880 (1)	27.9%

Kirk A. MacKenzie	177,600 (2)	3.3%

Paul C. Reyelts	25,600 (2)	*

Mark L. Wilson	33,100 (2)	*

Jenele C. Grassle	12,600 (2)	*

Dean B. Phillips	12,400 (3)	*

Brett D. Heffes	119,703 (4)	2.2%

Anthony D. Ishaug	1,000	*

Steven A. Murphy	80,077 (5)	1.5%

Steven C. Zola	41,816 (6)	*

K. Jeffrey Dahlberg 1040 High Lake View Colorado Springs, CO 80906	279,550 (7)	5.2%

Ronald G. Olson 1630 North Ridge Drive Wayzata, MN 55391	864,167 (8)	16.1%

Farnam Street Partners, L.P. 3033 Excelsior Boulevard Minneapolis, MN 55416	302,313 (9)	5.6%

Bares Capital Management, Inc. 221 West Sixth Street, Suite 1225 Austin, TX 78701	810,395 (10)	15.1%

All current directors and executive officers as a group (12 persons)	2,007,626 (11)	35.8%

*                                         Less than 1%

(1)                                  Includes 25,032 shares held by Mr. Morgan’s wife, for which he disclaims beneficial ownership.

(2)                                  Includes 5,600 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.

(3)                                  Includes 10,400 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.

(4)                                  Includes 94,125 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.  Includes 1,000 shares held by Mr. Heffes for a minor child.

(5)                                  Includes 67,875 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.  Includes 100 shares held in two trust accounts on behalf of Mr. Murphy’s children.

(6)                                  Includes 31,175 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.  Includes 1,000 shares held in two trust accounts on behalf of Mr. Zola’s children.

(7)                                  We have relied on information provided by Mr. Dahlberg on Schedule 13G/A filed on February 2, 2009.  Includes 105,000 shares held in trust for his children, for which Mr. Dahlberg disclaims beneficial ownership.

(8)                                  We have relied on information provided by Mr. Olson in a Form 4 filed on February 13, 2009.  Includes 31,800 shares held in trust for his children and 1,500 shares held by Mr. Olson’s wife.

(9)                                  We have relied on information provided by Farnam Street Partners, L.P. on Schedule 13D on November 15, 2007.

(10)                            We have relied on information provided by Bares Capital Management, Inc. on Schedule 13G/A on January 12, 2009.

(11)                            Includes 230,375 shares which are not outstanding, but may be acquired within 60 days by all directors and executive officer as a group through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires directors, executive officers, and persons who own more than ten percent of our Common Stock to file with the Securities and Exchange Commission (“Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares.  Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish us with copies of all Section 16(a) reports they file.  Except as set forth below, to our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 27, 2008, all Form 3, Form 4 and Form 5 filing requirements of our directors, executive officers and persons who own more than ten percent of our Common Stock were met.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal #4)

General

The Audit Committee has the authority to appoint and discharge the independent registered public accounting firm and has chosen to retain Grant Thornton LLP to serve as independent registered public accounting firm for fiscal year 2009.  The Board is submitting such appointment of Grant Thornton LLP to the shareholders for ratification. If the appointment of Grant Thornton LLP is not ratified, the Board of Directors will require the Audit Committee to reconsider its selection.  Representatives from Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

                The following is a summary of the fees billed by Grant Thornton LLP for professional services rendered as our independent registered public accounting firm during the 2008 and 2007 fiscal years.

	Grant Thornton LLP
Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	$186,481	$157,040
Audit-Related Fees	16,052	29,640
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$202,533	$186,680

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services primarily consist of employee benefit plan audits and consultations concerning financial accounting and reporting standards for Grant Thornton.

Pursuant to its Audit Committee Charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Winmark by its independent auditors or any other auditing or accounting firm.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of Winmark’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4350-4, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winmark.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                                  reviewed and discussed with management Winmark’s consolidated audited financial statements as of and for the year ended December 27, 2008; and

(2)                                  discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Professional Standards, Vol. 1 AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)                                  received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Winmark’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Paul C. Reyelts, Chairman

Dean B. Phillips

Mark L. Wilson

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR proposal #4 to ratify Grant Thornton LLP as the independent registered public accounting firm for Winmark.  Under applicable Minnesota law, approval of the proposal to be voted on at the meeting requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Rule 114a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

The Winmark Corporation 2010 Annual Meeting of Shareholders is expected to be held on or about April 28, 2010.  Proxy materials for that meeting are expected to be mailed on or about March 26, 2010.  Under SEC Rule 14a-8, shareholder proposals to be included in the Winmark Corporation proxy statement for that meeting must be received by Winmark Corporation on or before November 27, 2009.  Additionally, if Winmark Corporation receives notice of a shareholder proposal after February 10, 2010, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Winmark Corporation, Inc. for its 2010 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 27, 2008 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT.  NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL.  WE WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE FURNISHING OF SUCH EXHIBIT(S).  ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ON MARCH 12, 2009, THE RECORD DATE FOR THE 2009 ANNUAL MEETING, AND SHOULD BE DIRECTED TO ANTHONY D. ISHAUG, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting.  In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer

WINMARK CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, April 29, 2009 4:00 p.m. Winmark Corporation Corporate Headquarters 605 Highway 169 N, Suite 100 Minneapolis, MN 55441 Winmark Corporation 605 Highway 169 N, Suite 100, Minneapolis, MN 55441 PROXY This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 29, 2009. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and 4. By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and Kirk A. MacKenzie, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4. 1. Set the number of directors at six. ¦ For ¦ Against ¦ Abstain 2. Election of Directors: 01 John L. Morgan 04 Dean B. Phillips ¦ Vote FOR ¦ Vote WITHHELD 02 Jenele C. Grassle 05 Paul C. Reyelts all nominees from all nominees 03 Kirk A. MacKenzie 06 Mark L. Wilson (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 3. Amend the Stock Option Plan for Nonemployee Directors to eliminate the Plan’s requirement that options can only be granted on an annual basis. ¦ For ¦ Against ¦ Abstain 4. Ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the 2009 fiscal year. ¦ For ¦ Against ¦ Abstain 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark Box ¦ Indicate changes below: Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. ADDRESS BLOCK TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.